                                                                   EXHIBIT 10.29

[GRACE LETTERHEAD]


                                                                   June 6, 1995


Mr. Larry Ellberger
W. R. Grace & Co.
One Town Center Road
Boca Raton, FL  33486

Dear Larry:

                 I am pleased to inform you that the Compensation, Employee Benefits and Stock Incentive Committee (the "Committee") of the Board of Directors of W. R. Grace & Co. (herein sometimes called the "Company"), at its meeting on May 16, 1995, granted you an award of 1,500 shares of the Company's Common Stock ("Common Stock"), par value $1.00 per share, under the W. R. Grace & Co. 1994 Stock Incentive Plan (the "Plan"). This letter sets forth the terms on which such shares (herein sometimes called the "Restricted Shares") are being issued to you.

1. The Restricted Shares are issued to you subject to the following restrictions:

    (a) As long as you are employed by the Company or a Subsidiary (as defined in paragraph 10 below), you will not, except as otherwise specifically required or permitted by this Agreement, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the Restricted Shares, or any interest therein, with respect to which the restrictions on transfer herein imposed have not lapsed in accordance with paragraph 5 ("Non-vested Shares").

    (b) In any of the following events, you shall return all Non-vested Shares to the Company promptly upon the Company's written request:

THIS DOCUMENT CONSTITUTES PART OF A
PROSPECTUS COVERING SECURITIES THAT
HAVE BEEN REGISTERED UNDER THE
      SECURITIES ACT OF 1993.
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                                     (2)

            (i) You shall at any time have disclosed to unauthorized persons trade secrets, confidential information or data relative to the business of the Company or Subsidiary.

            (ii) You shall at any time have engaged in any activities, whether as owner, stockholder, partner, officer or employee of a business, or otherwise, that constitute competition with the Company or a Subsidiary, and you shall continue such activities at any time after the expiration of a period of thirty (30) days from the receipt by you of written notice from the Company to refrain from doing so; provided, however, that competition shall not include your ownership of less than 2% of any outstanding class of security listed on a national securities exchange or traded over- the-counter.

            (iii)   You shall at any time have engaged in misconduct
                    (A)      in the performance of your duties or
                    (B) in other activities relating to the business of the Company or a Subsidiary.

            (iv) You shall at any time have attempted to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any Non-vested Shares, or any interest herein, in violation of the terms of this Agreement.

    (c)     (i)     The determination as to whether an event has occurred
requiring the return of any Non-vested Shares to the Company in accordance with this paragraph 1 shall be made by the Committee in the reasonable exercise of its discretion, and such determination of the Committee with respect thereto shall in all respects be conclusive.

            (ii) If you shall at any time be required to return any Non-vested Shares to the Company pursuant to this paragraph 1 or any other provision of this Agreement, you shall, from and after the effective date of such return, no longer have any rights as a stockholder with respect to the Non-vested Shares so required to be returned, or any interest therein, and, without limitation, you shall, commencing with the next following record date, no longer be entitled to receive dividends upon such Non-vested Shares and in the event that for any reason you shall have received such dividends upon such Non-Vested Shares, you shall repay an amount equal to such dividends to the Company.

                                     (3)

    2. Upon the issuance to you of the Restricted Shares, you shall for all purposes be a stockholder of record of the Company with respect to the Restricted Shares and shall have all rights of a holder of Common Stock with respect to such shares (including the right to vote such shares at any meeting of holders of Common Stock and the right to receive all dividends paid with respect to such shares), subject only to the restrictions imposed by paragraph 1 of this Agreement. To evidence such restrictions, until such restrictions shall have lapsed, the certificates for the Restricted Shares shall bear a legend, in form and substance satisfactory to the Company's counsel, to the effect that they were issued subject to, and may be sold or otherwise disposed of only in accordance with, the terms of this Agreement.

    3. Under Section 83(b) of the Internal Revenue Code, you may, within 30 days from the effective date of grant of the Restricted Shares, make an election that would cause you to be taxed on an amount equal to the Fair Market Value (as defined in the Plan) of such shares on the effective date of grant; otherwise, in the absence of such an election, you will be taxed, at the times of the lapse of the restrictions on the Restricted Shares, on an amount equal to their Fair Market Value at the times of the lapse.

    4. In the event that, as the result of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization, or other similar event, you shall, as the owner of Restricted Shares, be entitled, under the provisions of Section 8 of the Plan or otherwise, to new or additional or different shares or securities, (a) such new or additional or different shares or securities shall be deemed "Restricted Shares," (b) all the provisions of this Agreement relating to restrictions and lapse of restrictions shall be applicable thereto, and (c) the certificates or other instruments evidencing such new or additional or different shares or securities shall bear the legend referred to in the third sentence of paragraph 2. The foregoing restrictions shall apply to any fractional shares resulting from any such event, or to any preemptive or other rights to purchase securities to which you, as a holder of Restricted Shares, may become entitled in connection with a public offering of Common Stock.

    5.      (a)     The restrictions set forth in paragraph 1 above on the
transfer of the Restricted Shares shall lapse at the expiration of your employment agreement on May 14, 1998, subject to all provisions of this Agreement then applicable.

                                     (4)


            (b) If your employment with the Company or a Subsidiary shall, while you hold any Non-vested Shares, terminate for any reason other than death, disability, or termination by the Company or a Subsidiary not for cause (including termination not for cause following a change in control of the Company) such Non-vested Shares shall be forfeited by you. If your employment with the Company or a Subsidiary shall, while you hold any Non-vested Shares, terminate by reason of death, disability, or termination by the Company or a Subsidiary not for cause (including termination not for cause following a change in control of the Company), the restrictions on transfer applicable to such Non-vested Shares shall lapse in their entirety as of the effective date of such termination of employment.

            (c) If, as and when the restrictions lapse with respect to any Restricted Shares pursuant to this paragraph 5, there will be delivered to you, promptly upon your request, one or more certificates free of any legend for a like number of shares in exchange for the certificate or certificates for such Restricted Shares bearing the legend referred to in paragraph 2 of this Agreement, subject to your payment of any tax required to be withheld in connection with such lapse.

    6. Except as otherwise expressly required or permitted by this Agreement, no right, benefit or interest in the Restricted Shares or under this Agreement shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation.

    7.      (a)     Nothing in paragraph 1 or elsewhere in this Agreement shall preclude a transfer to your legal representatives following your death or a distribution to the persons provided for in paragraph 7(b) (iii) or shall preclude you, upon not less than thirty (30) days' advance written notice to the Company, from transferring any Restricted Shares, or any interest therein,

            (i)     to one or more of your Immediate Family Members,

            (ii) to a trust of which the beneficiary or beneficiaries of the corpus or of the income, or both, is either yourself or one or more of your Immediate Family Members, or both, or

                                     (5)


            (iii) to a corporation all of the stock of which is owned by you or one or more of your Immediate Family Members, or both.


For the purpose of this provision, an "Immediate Family Member" shall be deemed to be a spouse, child, stepchild, grandchild, parent, brother or sister or a child of a brother or sister of yours, whether of the whole or half blood, and whether or not the relationship arose by adoption.

    (b)     The term "Donee," as used in this Agreement, shall be deemed to mean

            (i) the person, or collectively, all the persons (including a trust or corporation), to whom a transfer or distribution permitted by paragraph 7(a) has been made by you,

            (ii)    your legal representatives following your death, and

            (iii) the persons to whom Restricted Shares shall be distributed by your legal representatives as the persons to whom they believe to be entitled thereto under your will, or, in case of intestacy, under the laws relating to intestacy.

    (c)     In case of any transfer or distribution to a Donee,

            (i) the Restricted Shares so transferred or distributed shall continue to be subject to all the restrictions and other provisions of this Agreement,

            (ii) the certificates for the Restricted Shares so transferred or distributed shall bear the legend referred to in paragraph 2 of this Agreement, and

            (iii) the Donee shall, with respect to the Restricted Shares so transferred or distributed, have all the powers and shall be required to comply with all the restrictions and other provisions of this Agreement requiring the taking, or refraining from taking, of action to the same extent as you were immediately prior to such transfer or distribution, except that the Donee need not comply with the provisions of clauses (i), (ii), and (iii) of

                                     (6)

subparagraph (b) of paragraph 1 (which shall, however, continue to apply to your conduct).

    8. The Company may take such steps as it believes necessary or desirable to obtain sufficient funds from you to pay all taxes, if any, required by law to be withheld in respect of the Restricted Shares, including, but not limited to, requiring payments to the Company by you or on your behalf and/or taking deductions from amounts payable by the Company to you or on your behalf.

    9. Nothing in this Agreement shall be construed to affect in any way the power of the Company to terminate your employment at any time for any reason, with or without cause.

    10. As used in this Agreement, the term "Company or a Subsidiary" shall mean the Company, its divisions and units, and all corporations or other forms of business association of which shares (or other ownership interests) having 50% or more of the voting power regularly entitled to vote for directors (or equivalent management) or regularly entitled to receive 50% or more of the dividends (or their equivalents) paid on the Common Stock (or its equivalent) are owned or controlled, directly or indirectly, by the Company.

    11. "Change in Control of the Company" means and shall be deemed to have occurred if (i) the Company determines that any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of 20% of or more of the outstanding common stock of the Company; or (ii) individuals who are Continuing Directors cease to constitute a majority of any class of directors of the Board.

    12. Each of the parties hereto agrees to execute and deliver all consents and other instruments and to take all other actions deemed necessary or desirable by counsel for the Company to carry out each term of this Agreement. Without limiting the

                                     (7)


generality of the foregoing, you shall, if and when requested by the Company, deposit any or all certificates for the Restricted Shares, together with a stock power or other appropriate instrument of transfer executed in blank, with a bank and under a deposit agreement approved by the Company and, following such deposit, certificates for the Restricted Shares shall no longer carry the legend referred to in paragraph 2 of this Agreement, and new certificates shall be issued in place thereof, in which event, each of the parties agrees to give such instructions and to deliver or refrain from delivering such notices to the bank acting under such deposit agreement as may be necessary to carry out each term of this Agreement, to the end that all property deposited under such deposit agreement shall be paid, transferred, released or otherwise disposed of in accordance with the terms of this Agreement and each obligation thereunder. Each party recognizes that the other party has no adequate remedy at law for breach of this Agreement and recognizes, consents and agrees that the other party shall be entitled to an injunction or decree of specific performance directed to the other party and to the bank acting under any such deposit agreement requiring that the provisions of this Agreement be carried out.

    13.     (a)     Any notice to the Company under or pursuant to this
Agreement shall be deemed to have been given if and when delivered in person to the Secretary of the Company or if and when mailed by certified or registered mail to the Secretary of the Company at the Company's offices at One Town Center Road, Boca Raton, Florida, 33486, or such other address as the Company may from time to time designate in writing by notice to you given pursuant to paragraph 13(b) hereof.

            (b) Any notice to you under or pursuant to this Agreement shall be deemed to have been given if and when delivered to you in person or if and when mailed by certified or registered mail to you at your address hereinabove given or such other address as you may from time to time designate in writing by notice to the Company given pursuant to paragraph 13(a) above.

    14. Notwithstanding any remedy provided for in this Agreement, nothing in this Agreement shall preclude the Company from taking any other action or enforcing any other remedy available to the Company.
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                                     (8)

    15. This Agreement has been executed pursuant to the Plan and is subject in all respects to the Plan, and the Plan is hereby incorporated herein by reference.

    16.     This Agreement shall be binding upon and inure to the benefit of

            (a)     the Company, its successors and assigns, and

            (b)     you, and to the extent applicable, each Donee.

    17. This Agreement has been executed, and it and the Restricted Shares have been or are to be delivered, in accordance with the laws of the State of New York, the state in which the Company is incorporated, and the validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York applicable to contracts made and performed in such State.


                                        Sincerely,

                                        W. R. GRACE & CO.


                                        /s/  Donald H. Kohnken

                                        Executive Vice President



Executed and agreed to as of:

/s/ Larry Ellberger
----------------------------
     Larry Ellberger


Date: 6/19/95
     -----------------------

[GRACE LETTERHEAD]



                                                                 August 26, 1996



Mr. Larry Ellberger
W. R. Grace & Co.
One Town Center Road
Boca Raton, FL 33486

Dear Larry:

         The purpose of this letter is to amend your restricted stock award agreement with the Company, dated June 6, 1995. Specifically, Section 11 of such agreement is hereby amended to read in its entirety as follows:

         "Change in Control of the Company" means and shall be deemed to have occurred if (i) the Company determines that any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
         1934), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, has become the "beneficial owner" (as defined in Rule 13d-3 under such Act), directly or indirectly, of 20% or more of the outstanding Common Stock of the Company; (ii) individuals who are "Continuing Directors" (as defined below) cease to constitute a majority of any class of the Board of Directors of the Company; (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Corporate Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Corporate Transaction do not, immediately after the Corporate Transaction, own more than 60% of the combined voting power of the corporation resulting from such Corporate Transaction; or (iv) the shareholders of the Company approve a complete liquidation or dissolution of the Company.

         Notwithstanding any other provision hereof, the "NMC Disposition" (as defined below) shall not be deemed a "Change in Control of the Company" for purposes hereof. "Continuing Director" means any member of the Board who was such a member on the date hereof and any successor to such a Continuing Director who is approved as a nominee or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board. "NMC Disposition" means a transaction or series of transactions whereby control of the business presently conducted by the Company's National Medical Care, Inc. subsidiary is separated from control of substantially all of the other businesses presently conducted by the Company and its affiliates (the "Non-NMC Businesses"), regardless of the structure of such transaction, and which may include (among other actions by the Company) a distribution by the Company, with respect to each share of its Common Stock, of one share of a newly formed corporation that directly or indirectly owns or controls the Non-NMC Businesses.

         The foregoing definition is substantially identical to the definition set forth in your Executive Severance Agreement.

         Except as expressly set forth herein, the restricted stock award agreement between you and the Company, dated June 6, 1995, remains in full force and effect.

         Please confirm your agreement with the foregoing by signing a copy of this letter where indicated and returning it to me.



                                /s/ W. F. Monroe


Accepted and agreed to
this 29th day of August, 1996



/s/ Larry Ellberger
------------------------------
Larry Ellberger